UNITED STATES SECURITIES AND EXCHANGE
COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): January 28, 2010 (January 13, 2010)

American Defense Systems, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33888	83-0357690
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 DUFFY AVENUE
HICKSVILLE, NY  11801
(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code:  (516) 390-5300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry Into a Material Definitive Agreement

On January 13, 2010, American Defense Systems, Inc., a Delaware corporation (the “Company”), entered into an amendment, effective as of January 1, 2010, to each of (i) the employment agreement between the Company and Anthony Piscitelli, the Company’s Chief Executive Officer and President, effective as of January 1, 2007, (ii) the employment agreement between the Company and Fergal Foley, the Company’s Chief Operating Officer, effective as of January 9, 2009 and (iii) the employment agreement between the Company and Gary Sidorsky, the Company’s Chief Financial Officer, effective as of January 1, 2007, as amended effective as of January 9, 2009 (collectively, the “Amendments”).  Messrs. Piscitelli, Foley and Sidorsky are each referred to herein as an “Executive” and collectively, as the “Executives.”

Pursuant to the Amendments, each Executive agreed to reduce his Base Salary for 2010 (as such term is defined in his employment agreement) by 10% from their 2009 Base Salary, and the Company agreed to review the Base Salary for the Executives after the completion of the Company’s second fiscal quarter of 2010 to determine if the Base Salary for 2010 can be increased to restore it in whole or in part to its 2009 level and restore the Base Salary for the Executives fully to at least their respective 2009 Base Salary amounts for year 2011 and thereafter.  The Amendments also provide that upon termination of employment of an Executive by the Company without Cause (as such term is defined in the applicable employment agreement) and by the Executive for Good Reason (as such term is defined in the applicable employment agreement), any salary continuation required under such Executive’s employment agreement shall be at the unreduced amount.  Pursuant to the Amendment with the Mr. Piscitelli, Mr. Piscitelli will be entitled to add the amount of the reduction to his Base Salary for 2010 to the lump sum payment he is entitled to upon termination by the Company of his employment without Cause or termination by him for Good Reason.

The employment agreements with Messrs. Piscitelli and Sidorsky were previously filed as exhibits to the Company’s Registration Statement on Form 10 filed on February 11, 2008.  The employment agreement with Mr. Foley and the amendment to the employment agreement with Mr. Sidorsky were previously filed as exhibits to the Company’s Current Report on Form 8-K filed on January 15, 2009.

The description of the terms of the Amendments set forth herein is qualified in its entirety to the full text of the Amendments, which are filed as exhibits hereto.

Item 5.03.     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 13, 2010, the Board of Directors of the Company (the “Board”) adopted resolutions approving the First Amendment (the “First Amendment”) of the Company’s Amended and Restated Bylaws (the “Bylaws”) to be effective as of January 13, 2010.  Previously, the Bylaws provided that special meeting may be held whenever called by the Chairman of the Board, the Chief Executive Officer, or by any two or more members of the Board of Directors if notice is given by the person or persons calling the meeting as set forth in the Bylaws.  The First Amendment has changed the number of directors required to call a special meeting of the Board from two to three.

The Bylaws were previously filed as an exhibit to the Form 8-A filed on May 23, 2008.  The description of the First Amendment of the Bylaws set forth herein is qualified in its entirety to the full text of such amendment, which is filed as an exhibit hereto.

Item 9.01      Financial Statements and Exhibits.

(d)	Exhibits

3.1	First Amendment to Amended and Restated Bylaws of the Company

10.1	Amendment to Employment Agreement, effective as of January 1, 2010, between the Company and Anthony Picitelli.

10.2	Amendment to Employment Agreement, effective as of January 1, 2010, between the Company and Fergal Foley.

10.3	Second Amendment to Employment Agreement, effective as of January 1, 2010, between the Company and Gary Sidorsky.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 28, 2010

AMERICAN DEFENSE SYSTEMS, INC.

	By:	/s/ Gary Sidorsky
Chief Financial Officer